Exhibit 10.1

ASSIGNMENT OF SECURITY PURCHASE AGREEMENT AND PROMISSORY NOTE

THIS ASSIGNMENT OF SECURITY PURCHASE AGREEMENT AND PROMISSORY NOTE (“Assignment”), is made as of this 18th day of March, 2024, by and between RC Consulting Group LLC, (“Assignor”), RC Consulting Consortium Group LLC, (“Assignee”), and Novo Integrated Sciences Inc. (“Company”), (Assignor, Assignee and Company are sometimes referred herein, collectively, as the “Parties”). All initially capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them in the Security Purchase Agreement and the Promissory Note (as such term is defined below).

RECITALS

A. Assignor and Company have entered into that certain Security Purchase Agreement (“SPA”), dated as of April 26, 2023, for the sale of a Promissory Note (“Note”), dated April 26, 2023.

B. The Parties desire to enter into this Assignment to, among other things, assign the Assignor’s rights and interests in the Note and SPA to Assignee and to evidence Assignee’s assumption of Company’s obligations and liabilities under the Note and SPA.

ASSIGNMENT:

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Assignment of Note and SPA. Assignor hereby assigns and transfers to Assignee all of Assignor’s right, title, claim and interest in and to the Note and SPA.

2. Assumption. Assignee hereby acknowledges and agrees to all of the terms of the Note and SPA and accepts the foregoing assignment and assumes and agrees to perform all obligations of Assignor under the Note and SPA, in accordance with the terms thereof.

3. No Release. The assignment and assumption set forth in Paragraphs 1 and 2 hereof shall not release Assignee from the obligation of Assignee or Company to perform in accordance with the terms of the Note and SPA.

4. Amendment to Note and SPA. The Note and SPA is hereby amended in the following manner:

(a) The term “Buyer” as used in the SPA is amended to mean Assignee.

(b) The term “Holder” as used in the Note is amended to mean Assignee.

5. Representations and Warranties of Company. Company hereby represents and warrants to Assignee that each and every representation and warranty made by Company in the Note and SPA is true and correct with respect to Company as of the date herein and such representations and warranties apply fully to this Assignment and shall survive the term of the Note and SPA.

6. Ratification of Agreements. Except as expressly amended and modified under this Assignment, the Parties hereby ratify and affirm the terms and provisions of the Note and SPA in their entirety.

7. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Georgia.

IN WITNESS WHEREOF,

the parties have executed this Assignment as of the day and year first above written.

Assignor: RC Consulting Group LLC

Name: Roland Coston
Authorized Signer:	/s/ Roland Coston

Assignee: RC Consulting Consortium Group LLC

Name: Roland Coston
Authorized Signer:	/s/ Roland Coston

Company: Novo Integrated Sciences Inc.

Name: Robert Mattacchione
Authorized Signer:	/s/ Robert Mattacchione